   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 23, 1999


                                                      REGISTRATION NO. 333-86755
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 6

                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                               FREEMARKETS, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

             DELAWARE                               7389                              04-3265483
  (STATE OR OTHER JURISDICTION OF       (PRIMARY STANDARD INDUSTRIAL               (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)         CLASSIFICATION CODE NUMBER)            IDENTIFICATION NUMBER)

                            ------------------------
                          22ND FLOOR, ONE OLIVER PLAZA
                                210 SIXTH AVENUE
                              PITTSBURGH, PA 15222
                                 (412) 434-0500
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                                 GLEN T. MEAKEM
                            CHIEF EXECUTIVE OFFICER
                          22ND FLOOR, ONE OLIVER PLAZA
                                210 SIXTH AVENUE
                              PITTSBURGH, PA 15222
                                 (412) 434-0500
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                            ------------------------
                                   COPIES TO:

                 MARLEE S. MYERS, ESQ.
                 DAVID A. GERSON, ESQ.                                  KEITH F. HIGGINS, ESQ.
                  ERIC D. KLINE, ESQ.                                        ROPES & GRAY
              MORGAN, LEWIS & BOCKIUS LLP                               ONE INTERNATIONAL PLACE
        THIRTY-SECOND FLOOR, ONE OXFORD CENTRE                             BOSTON, MA 02110
               PITTSBURGH, PA 15219-1417                                    (617) 951-7000
                    (412) 560-3300                                        FAX: (617) 951-7050
                  FAX: (412) 560-3399

                            ------------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]
                            ------------------------
                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                PROPOSED MAXIMUM
        TITLE OF EACH CLASS OF               AMOUNT TO           OFFERING PRICE          PROPOSED MAXIMUM          AMOUNT OF
      SECURITIES TO BE REGISTERED        BE REGISTERED(1)         PER SHARE(2)       AGGREGATE OFFERING PRICE  REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value..........      4,140,000               $16.00                $66,240,000            $17,488(3)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(1) Includes 540,000 shares issuable pursuant to an over-allotment option granted to the underwriters.
(2) Estimated solely for the purpose of computing the amount of the registration fee; based on a bona fide estimate of the maximum offering price per share of the securities being registered in accordance with Rule 457(a) under the Securities Act.
(3) Previously paid.
                            ------------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE



     This Amendment No. 6 to the Form S-1 Registration Statement is being filed for the sole purpose of filing exhibits.


                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the registrant in connection with the sale of the securities being registered. All amounts are estimates except the SEC registration fee, the NASD fee and the Nasdaq National Market listing fee.

                                                                AMOUNT
                                                              TO BE PAID
                                                              ----------
SEC registration fee........................................  $   17,488
NASD fee....................................................       7,124
Nasdaq National Market listing fee..........................      94,000
Printing expenses...........................................     500,000
Legal fees and expenses.....................................     750,000
Accounting fees and expenses................................     500,000
Transfer agent and registrar fees...........................       3,500
Miscellaneous...............................................     347,888
                                                              ----------
         Total..............................................  $2,220,000
                                                              ==========

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") permits a corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit. Article VII of the registrant's Amended and Restated Certificate of Incorporation, to be in effect upon consummation of the offering of the securities to which this registration statement relates, provides that the personal liability of directors of the registrant is eliminated to the fullest extent permitted by Section 102(b)(7) of the DGCL.

     Under Section 145 of the DGCL, a corporation has the power to indemnify directors and officers under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of being a director or officer of the corporation if it is determined that the director or officer acted in accordance with the applicable standard of conduct set forth in such statutory provision.
Article VII of the registrant's Amended and Restated Bylaws, to be in effect upon consummation of the offering of the securities to which this registration statement relates, provides that the registrant will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was (or to the extent permitted under Delaware law, has agreed to be) a director, officer, employee or agent of the registrant, or is or was serving (or, to the extent permitted under Delaware law, has agreed to serve) at the request of the registrant as a director, officer, employee or agent of another entity, against certain liabilities, costs and expenses. Article VII further permits the registrant to maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the registrant, or is or was serving at the request of the registrant as a director, officer, employee or agent of another entity, against any liability asserted against such person and incurred by such person in any such capacity or arising out of his status as such, whether or not the registrant would have the power to indemnify such person against such liability under the DGCL. The registrant expects to maintain directors' and officers' liability insurance.

     The registrant has entered into indemnification agreements with its directors and officers and intends to enter into indemnification agreements with any new directors or officers in the future.

     Under Section 8(b) of the Underwriting Agreement, the Underwriters will be obligated, under certain circumstances, to indemnify directors and officers of the registrant against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). Reference is made to the form of Underwriting Agreement filed as Exhibit 1.1 hereto.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

     Since November 1996, the registrant has sold and issued the following securities:

     1. In December 1996, the registrant issued 1,057,800 shares of Series B preferred stock to 13 investors for an aggregate consideration of $572,553.

     2. From January through July 1997, the registrant issued 1,289,400 shares of Series B preferred stock and warrants to purchase 571,800 shares of Series B preferred stock to 18 investors for an aggregate consideration of $697,514.

     3. In October 1997, the registrant issued 531,000 shares of common stock to 24 employees for an aggregate consideration of $287,625.

     4. In December 1997, the registrant issued 5,017,200 shares of Series A-2 preferred stock and warrants to purchase 1,222,800 shares of Series A-2 preferred stock to 60 investors for an aggregate consideration of $2,717,650.

     5. In October 1998, the registrant issued 780,000 shares of common stock to 78 employees for an aggregate consideration of $1,300,000.

     6. In March 1999, the registrant issued 2,409,000 shares of common stock upon the exercise of warrants previously issued to an investor and placement agent, for an aggregate consideration of $1,304,875.

     7. In April 1999, the registrant issued 2,305,434 shares of Series C preferred stock to 78 investors for an aggregate consideration of $10,996,926.

     8. In September 1999, the registrant issued 2,057,773 shares of Series D preferred stock and warrants to purchase 304,431 shares of Series D preferred stock to 44 investors for an aggregate consideration of $30,445,040.

     9. In September 1999, the registrant issued 304,431 shares of Series D preferred stock upon the exercise of warrants previously issued to an investor, for an aggregate consideration of $3,044.

     10. Since inception, the registrant has granted options to purchase an aggregate of 12,820,250 shares of common stock to a number of its employees, directors, officers and individuals who served as consultants. No consideration was received by the registrant upon grant of any such options. As of this date, 569,520 options have been exercised for an aggregate consideration of $5,310,580.

     The issuances of the above securities were intended to be exempt from registration under the Securities Act in reliance on Section 4(2) thereof as transactions by an issuer not involving any public offering. In addition, certain issuances described in Items 3, 5 and 10 were intended to be exempt from registration under the Securities Act in reliance upon Rule 701 and/or Rule 4(2) promulgated under the Securities Act. The recipients of securities in each such transaction represented their intentions to acquire the securities for investment only and not with a view to, or for sale in connection with, any distribution thereof and appropriate legends were affixed to the share certificates, warrants and options issued in such transactions. The registrant believes that all recipients had adequate access, through their relationships with the registrant, to information about the registrant.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a) EXHIBITS. The following exhibits are filed as part of this registration statement:


 NUMBER     DESCRIPTION
--------    ------------------------------------------------------------
 1.1*       Form of Underwriting Agreement.
 3.1(a)*    Registrant's Amended and Restated Certificate of
            Incorporation (to be replaced by Exhibit 3.1(b) upon the
            closing of this offering).
 3.1(b)*    Form of registrant's Amended and Restated Certificate of
            Incorporation (to be effective upon the closing of this
            offering).
 3.2(a)*    Registrant's Amended and Restated Bylaws (to be replaced by
            Exhibit 3.2(b) upon the closing of this offering).
 3.2(b)*    Form of registrant's Amended and Restated Bylaws (to be
            effective upon the closing of this offering).
 4.1*       Amended and Restated Registration Rights Agreement dated
            August 3, 1999.
 5.1*       Opinion of Morgan, Lewis & Bockius LLP as to the legality of the securities being registered.
10.1(a)++   Transaction Agreement between General Motors Corporation and the registrant dated July 17, 1998 and effective as of June
            8, 1998.
10.1(b)++*  Amendment to Transaction Agreement between General Motors
            Corporation and the registrant dated and effective as of
            October 1, 1999.
10.1(c)     Framework Agreement for Information Technology between
            General Motors Corporation and the registrant dated and
            effective as of June 8, 1998.
10.1(d)     Software Licensing Category Agreement between General Motors
            Corporation and the registrant dated and effective as of
            June 8, 1998.
10.1(e)     Consulting Services Category Agreement between General
            Motors Corporation and the registrant dated and effective as of June 8, 1998.
10.2(a)++   Systems and Services Agreement between United Technologies
            Corporation and the registrant dated January 14, 1999 and
            effective as of January 1, 1999.
10.2(b)*    Side Letter Agreement between United Technologies
            Corporation and the registrant dated July 30, 1999.
10.3(a)*    Lease Agreement between the registrant and One Oliver
            Associates Limited Partnership dated October 21, 1998.
10.3(b)*    First Amendment to Lease between the registrant and One
            Oliver Associates Limited Partnership dated March 30, 1999.
10.3(c)*    Second Amendment to Lease between the registrant and One
            Oliver Associates Limited Partnership dated June 1999.
10.4(a)*    Loan and Security Agreement between the registrant and
            Silicon Valley Bank dated February 5, 1999.
10.4(b)*    First Amendment to Loan and Security Agreement between the registrant and Silicon Valley Bank dated September 3, 1999.
10.5*       Registrant's 1996 Stock Incentive Plan.
10.6*       Registrant's Amended and Restated Stock Incentive Plan.

 NUMBER     DESCRIPTION
--------    ------------------------------------------------------------
10.7*       Registrant's Employee Stock Purchase Plan.
10.8(a)+*   1998 Stock Option Plan Grant Certificate (Glen T. Meakem).
10.8(b)+*   1998 Stock Option Plan Grant Certificate (Sam E. Kinney,
            Jr.).
10.8(c)+*   1998 Stock Option Plan Grant Certificate (Sam E. Kinney,
            Jr.).
10.8(d)+*   1998 Stock Option Plan Grant Certificate (David J. Becker).
10.8(e)+*   1998 Stock Option Plan Grant Certificate (David J. Becker).
10.8(f)+*   1998 Stock Option Plan Grant Certificate (John P. Levis,
            III).
10.8(g)+*   1998 Stock Option Plan Grant Certificate (Thomas L. McLeod).
10.8(h)+*   1998 Stock Option Plan Grant Certificate (Thomas L. McLeod).
10.9+*      Letter Agreement between the registrant and Eric C. Cooper dated October 28, 1999.
10.10+*     Letter Agreement between the registrant and L. John Doerr
            dated October 28, 1999.
10.11+*     Letter Agreement between the registrant and David A. Noble dated October 28, 1999.
10.12*      Form of Indemnification Agreement between the registrant and each of its directors and officers.
10.13+      Restricted Stock Purchase Agreement between Thomas J.
            Meredith and the registrant dated as of November 23, 1999.
21.1*       Subsidiaries of the registrant.
23.1*       Consent of PricewaterhouseCoopers LLP.
23.2*       Consent of Morgan, Lewis & Bockius LLP (included in opinion filed as Exhibit 5.1).
24.1*       Power of Attorney granted by Glen T. Meakem, Joan S. Hooper,
            Sam E. Kinney, Jr., Eric C. Cooper and David A. Noble
            (included on signature page of this registration statement and Amendment No. 1 hereto).
24.2*       Power of Attorney granted by L. John Doerr.
24.3*       Power of Attorney granted by Thomas J. Meredith.
27.1*       Financial Data Schedule for the year ended December 31,
            1996.
27.2*       Financial Data Schedule for the year ended December 31,
            1997.
27.3*       Financial Data Schedule for the year ended December 31,
            1998.
27.4*       Financial Data Schedule for the nine months ended September
            30, 1998.
27.5*       Financial Data Schedule for the nine months ended September
            30, 1999.


---------------
* Previously filed.
++ Portions of this Exhibit have been omitted pursuant to a request for confidential treatment.
+ Management or compensatory contract.

  (b) FINANCIAL STATEMENT SCHEDULES. The following financial statement schedule is included as part of this registration statement:

          Schedule II -- Valuation and Qualifying Accounts.

     Other financial statement schedules have been omitted because they are inapplicable or are not required under applicable provisions of Regulation S-X, or because the information that would otherwise be included in such schedules is contained in the registrant's financial statements or notes thereto.

ITEM 17.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

     (1) For the purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rules 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on November 23, 1999.


                                          FREEMARKETS, INC.

                                          By:        /s/ GLEN T. MEAKEM
                                            ------------------------------------
                                              Glen T. Meakem
                                              President, Chief Executive
                                              Officer and Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


               SIGNATURE                               CAPACITY                        DATE
               ---------                               --------                        ----
*                                        President, Chief Executive Officer     November 23, 1999
---------------------------------------  and Chairman of the Board
Glen T. Meakem                           (Principal Executive Officer) and
                                         Director

*                                        Vice President and Chief Financial     November 23, 1999
---------------------------------------  Officer (Principal Financial and
Joan S. Hooper                           Accounting Officer)

*                                        Director                               November 23, 1999
---------------------------------------
Sam E. Kinney, Jr.

*                                        Director                               November 23, 1999
---------------------------------------
Eric C. Cooper

*                                        Director                               November 23, 1999
---------------------------------------
David A. Noble

*                                        Director                               November 23, 1999
---------------------------------------
L. John Doerr

*                                        Director                               November 23, 1999
---------------------------------------
Thomas J. Meredith

*By /s/ GLEN T. MEAKEM
-------------------------------------
    Glen T. Meakem, attorney-in-fact,
    pursuant to powers of attorney
    previously filed as part of this
    registration statement

                                 EXHIBIT INDEX


 NUMBER     DESCRIPTION
--------    ------------------------------------------------------------
 1.1*       Form of Underwriting Agreement.
 3.1(a)*    Registrant's Amended and Restated Certificate of
            Incorporation (to be replaced by Exhibit 3.1(b) upon the
            closing of this offering).
 3.1(b)*    Form of registrant's Amended and Restated Certificate of
            Incorporation (to be effective upon the closing of this
            offering).
 3.2(a)*    Registrant's Amended and Restated Bylaws (to be replaced by
            Exhibit 3.2(b) upon the closing of this offering).
 3.2(b)*    Form of registrant's Amended and Restated Bylaws (to be
            effective upon the closing of this offering).
 4.1*       Amended and Restated Registration Rights Agreement dated
            August 3, 1999.
 5.1*       Opinion of Morgan, Lewis & Bockius LLP as to the legality of the securities being registered.
10.1(a)++   Transaction Agreement between General Motors Corporation and the registrant dated July 17, 1998 and effective as of June
            8, 1998.
10.1(b)++*  Amendment to Transaction Agreement between General Motors
            Corporation and the registrant dated, and effective as of
            October 1, 1999.
10.1(c)     Framework Agreement for Information Technology between
            General Motors Corporation and the registrant dated and
            effective as of June 8, 1998.
10.1(d)     Software Licensing Category Agreement between General Motors
            Corporation and the registrant dated and effective as of
            June 8, 1998.
10.1(e)     Consulting Services Category Agreement between General
            Motors Corporation and the registrant dated and effective as of June 8, 1998.
10.2(a)++   Systems and Services Agreement between United Technologies
            Corporation and the registrant dated January 14, 1999 and
            effective as of January 1, 1999.
10.2(b)*    Side Letter Agreement between United Technologies
            Corporation and the registrant dated July 30, 1999.
10.3(a)*    Lease Agreement between the registrant and One Oliver
            Associates Limited Partnership dated October 21, 1998.
10.3(b)*    First Amendment to Lease between the registrant and One
            Oliver Associates Limited Partnership dated March 30, 1999.
10.3(c)*    Second Amendment to Lease between the registrant and One
            Oliver Associates Limited Partnership dated June 1999.
10.4(a)*    Loan and Security Agreement between the registrant and
            Silicon Valley Bank dated February 5, 1999.
10.4(b)*    First Amendment to Loan and Security Agreement between the registrant and Silicon Valley Bank dated September 3, 1999.
10.5*       Registrant's 1996 Stock Incentive Plan.
10.6*       Registrant's Amended and Restated Stock Incentive Plan.
10.7*       Registrant's Employee Stock Purchase Plan.
10.8(a)+*   1998 Stock Option Plan Grant Certificate (Glen T. Meakem).
10.8(b)+*   1998 Stock Option Plan Grant Certificate (Sam E. Kinney,
            Jr.).
10.8(c)+*   1998 Stock Option Plan Grant Certificate (Sam E. Kinney,
            Jr.).
10.8(d)+*   1998 Stock Option Plan Grant Certificate (David J. Becker).
10.8(e)+*   1998 Stock Option Plan Grant Certificate (David J. Becker).
10.8(f)+*   1998 Stock Option Plan Grant Certificate (John P. Levis,
            III).
10.8(g)+*   1998 Stock Option Plan Grant Certificate (Thomas L. McLeod).

 NUMBER     DESCRIPTION
--------    ------------------------------------------------------------
10.8(h)+*   1998 Stock Option Plan Grant Certificate (Thomas L. McLeod).
10.9+*      Letter Agreement between the registrant and Eric C. Cooper dated October 28, 1999.
10.10+*     Letter Agreement between the registrant and L. John Doerr
            dated October 28, 1999.
10.11+*     Letter Agreement between the registrant and David A. Noble dated October 28, 1999.
10.12*      Form of Indemnification Agreement between the registrant and each of its directors and officers.
10.13+      Restricted Stock Purchase Agreement between Thomas J.
            Meredith and the registrant dated as of November 23, 1999.
21.1*       Subsidiaries of the registrant.
23.1*       Consent of PricewaterhouseCoopers LLP.
23.2*       Consent of Morgan, Lewis & Bockius LLP (included in opinion filed as Exhibit 5.1).
24.1*       Power of Attorney granted by Glen T. Meakem, Joan S. Hooper,
            Sam E. Kinney, Jr., Eric C. Cooper and David A. Noble
            (included on signature page of this registration statement and Amendment No. 1 hereto).
24.2*       Power of Attorney granted by L. John Doerr.
24.3*       Power of Attorney granted by Thomas J. Meredith.
27.1*       Financial Data Schedule for the year ended December 31,
            1996.
27.2*       Financial Data Schedule for the year ended December 31,
            1997.
27.3*       Financial Data Schedule for the year ended December 31,
            1998.
27.4*       Financial Data Schedule for the nine months ended September
            30, 1998.
27.5*       Financial Data Schedule for the nine months ended September
            30, 1999.


---------------
* Previously filed.
++ Portions of this Exhibit have been omitted pursuant to a request for confidential treatment.
+ Management or compensatory contract.